Exhibit 10.2

INVESTOR AGREEMENT

By and Between

ASCENDANT HEALTH SCIENCES LTD.

AND

CUE BIOPHARMA, INC.

Dated as of [_____], 2026

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of [_____], 2026, by and between Ascendant Health Sciences Ltd. (the “Investor”), a corporation organized and existing under the laws of the Cayman Islands, with its principal business office at Palm Grove Unit 4, 265 Smith Road, George Town, Grand Cayman KY1-9006, Cayman Islands , and Cue Biopharma, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 40 Guest Street, Boston, MA 02135.

WHEREAS, the Securities Purchase Agreement, dated April 30, 2026, by and between the Investor and the Company (the “Purchase Agreement”), provides for the issuance and sale by the Company to the Investor, and the acquisition by the Investor, of the Securities and the Warrant Shares (each, as defined in the Purchase Agreement) (collectively, the “Purchased Securities”);

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Securities, and the Investor and the Company acknowledge that it is a condition to the initial closing under the Purchase Agreement (the “Initial Closing”) that this Agreement be executed and delivered by the Investor and the Company; and

WHEREAS, concurrently with the execution of the Purchase Agreement, the Company and the Investor entered into the License Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if such Person (i) owns, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities or capital stock of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such other Person. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

(b) “Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

(c) “Beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

(d) “Business Day” shall mean a day on which banking institutions in Boston, Massachusetts, United States are open for business, excluding any Saturday or Sunday.

(e) “Change of Control” shall mean (i) the acquisition of beneficial ownership, directly or indirectly, by any Third Party of securities or other voting interests of the Company representing a majority of the combined voting power of the Company’s then outstanding securities or other voting interests; (ii) any merger, consolidation or business combination involving the Company with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies) of voting securities or other voting interests of the Company immediately prior to such merger, consolidation or other business combination ceasing to hold beneficial ownership of more than fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, consolidation or business combination; (iii) any sale, exclusive or sole license, lease, exchange, contribution or other transfer to a Third Party (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets; or (iv) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company). For the avoidance of doubt, in the event of a Change of Control, the rights and remedies of the Investor with respect to Securities and Warrant Shares shall be governed by, and subject to, the Purchase Agreement and the Pre-Funded Warrants, and nothing in this Agreement shall limit or modify such rights or remedies.

(f) “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

(g) “Common Stock Equivalents” shall mean any options, restricted stock units, warrants or other securities or rights convertible into or exercisable, exchangeable or settleable for, whether directly or following conversion into or exercise, exchange or settlement for other options, restricted stock units, warrants or other securities or rights, shares of Common Stock or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, the Common Stock.

(h) “Company” shall have the meaning set forth in the Preamble to this Agreement.

(i) “Competitor” shall mean any operating company with a biopharmaceutical business involved in the development and/or commercialization of gene therapies, antibodies or other non-viral modalities, and/or treatments or platforms that involve genetic or neurologic medicines, or any other Person that directly or indirectly beneficially owns a majority of the voting securities of or voting interests in such a company, or any direct or indirect majority-owned subsidiary of such a company or of such a Person.

(j) “Disposition,” “Dispose of” or “Disposing” shall mean any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l) “Governmental Authority” shall mean any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

(m) “Incumbent Board” shall have the meaning set forth in the definition of “Change of Control.”

(n) “Initial Closing” shall have the meaning set forth in the Recitals to this Agreement.

(o) “Initial Closing Date” shall have the meaning set forth in the Purchase Agreement.

(p) “Investor” shall have the meaning set forth in the Preamble to this Agreement.

(q) “Law” shall mean any law, statute, rule, regulation, order, judgment or ordinance having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

(r) “License Agreement” shall mean the License Agreement, dated April 30, 2026, between the Investor and the Company.

(s) “Lock-Up Agreement” shall have the meaning set forth in Section 3.4 hereof.

(t) “Lock-Up Term” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 5.2 hereof.

(u) “Modified Clause” shall have the meaning set forth in Section 6.6 hereof.

(v) “Permitted Transferee” shall mean (i) a controlled Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor, or (ii) a controlling Affiliate of the Investor that wholly owns, directly or indirectly, the Investor (or any controlled Affiliate of such controlling Affiliate), or the acquiring Person in the case of a Change of Control of the Investor (replacing references to “Company” with “Investor” in the definition of “Change of Control”); it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, or an Affiliate that owns, as applicable, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate or the Investor, as applicable; provided further, that no such Affiliate shall be deemed a Permitted Transferee for any purpose under this Agreement unless (A) the Permitted Transferee, prior to or simultaneously with such transfer or assignment, shall have agreed in writing to the Company to be subject to and bound by all restrictions and obligations set forth in this Agreement and (B) the Investor shall, prior to such transfer, furnish to the Company written notice of the name and address of such Permitted Transferee, details of its status as a Permitted Transferee and details of the Purchased Securities with respect to which such registration rights are being assigned.

(w) “Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(x) “Pre-Funded Warrants” shall have the meaning set forth in the Purchase Agreement.

(y) “Purchase Agreement” shall have the meaning set forth in the Recitals to this Agreement and shall include all Exhibits attached thereto.

(z) “Purchased Securities” shall have the meaning set forth in the Recitals to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Securities.

(aa) “Rule 144” shall mean Rule 144 promulgated under the Securities Act.

(bb) “SEC” shall mean the U.S. Securities and Exchange Commission.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(dd) “Shares of Then-Outstanding Common Stock” shall mean, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

(ee) “Standstill Parties” shall have the meaning set forth in Section 2.1 hereof.

(ff) “Standstill Period” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 5.1 hereof.

(gg) “Third Party” shall mean any Person other than the Investor, the Company or any Affiliate of the Investor or the Company.

(hh) “Trading Day” is a day on which the Nasdaq Stock Market is open for the buying and selling of securities.

(ii) “Transaction Agreements” shall have the meaning set forth in the Purchase Agreement.

2. Restrictions on Beneficial Ownership.

2.1 For the duration of the Standstill Period, unless the Company or its Affiliates or officers or directors have specifically invited or approved the Investor to do so in writing, neither the Investor nor any of its Affiliates (collectively, the “Standstill Parties”) will in any manner, directly or indirectly (or instruct, encourage or facilitate any representatives acting on behalf of the Investor to): (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or knowingly participate in or in any way advise, assist or knowingly encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any equity securities (or beneficial ownership thereof) in excess of the Ownership Cap (as defined below) or a material portion of the assets of the Company, or any rights to acquire any such securities (including derivative securities representing the right to vote or economic benefit of any such securities) in excess of the Ownership Cap or such assets; (B) any tender or exchange offer, merger or other business combination involving the Company; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company in excess of the Ownership Cap; (iii) otherwise act, alone or in concert with others, in a manner primarily intended to seek to control or influence (A) the members of management or the Board of Directors of the Company, in each case in such individuals’ capacities as members of management and/or the Board of Directors of the Company, respectively, or (B) the policies of the Company; (iv) take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in clause (i) above; (v) enter into any discussions or arrangements with any Third Party other than the Investor’s or any of its Affiliates’ respective advisors or representatives with respect to any of the foregoing; or (vi) publicly disclose any intention, plan or arrangement regarding any of the foregoing. Notwithstanding anything to the contrary contained in this Agreement, the Investor and its Affiliates shall not be precluded from owning or acquiring interests in any diversified index or mutual funds that own capital stock of the Company, and nothing herein shall prohibit investments by pension or employee benefit plans or trusts of the Investor. For the avoidance of doubt, other than solely with respect to the Purchased Securities, Investor and its Affiliates shall not, at any time during the Standstill Period, beneficially own (as determined under Section 13(d) of the Exchange Act) more than 14.99% of the Company’s outstanding Common Stock, including shares of Common Stock issuable upon conversion or exercise of derivative securities held by the Investor or securities the Investor acquired through a “group” (as defined under the Exchange Act) (the “Ownership Cap”). Notwithstanding anything to the contrary in this Section 2.1 or elsewhere in this Agreement, nothing herein shall prohibit or restrict the acquisition, holding, exercise or receipt by the Investor or any of its Affiliates of any Securities issued or issuable pursuant to the Purchase Agreement, the Pre-Funded Warrants, or any other Transaction Agreement.

2.2 The Investor also agrees during the Standstill Period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 2 (including this sentence), other than by means of a confidential communication to the Company’s Chair of the Board or Chief Executive Officer in a manner reasonably believed not to require the Company to make a public announcement of such amendment or waiver; provided, however, that the Investor not publicly disclose its interest or intention to request any such amendment or waiver.

2.3 Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be precluded from making any confidential offers or proposals to the Board of Directors of the Company in a manner reasonably believed not to require the Company to make a public announcement of such offer or proposal; provided, however, that the Investor not publicly disclose its interest or intention to make, or the actual making of, any such offer or proposal.

3. Restrictions on Dispositions.

3.1 Lock-Up. During the Lock-Up Term, without the prior written approval of the Company, the Investor shall not, and shall cause its Affiliates not to, Dispose of any of the Purchased Securities; provided, however, that the foregoing shall not prohibit the Investor from transferring any of the Purchased Securities in accordance with the terms hereof; provided further, that (i) after the Initial Closing Pre-Funded Warrant has been exercised and before the Top-Up Shares have been issued, the Investor may sell such limited number of Initial Closing Pre-Funded Warrant Shares during the Lock-Up Term necessary to generate the amount of net proceeds to the Investor needed for the Investor’s payment of U.S. taxes or estimated taxes (as applicable) that are due as a result of the issuance of the Initial Closing Pre-Funded Warrant Shares to the Investor under the Purchase Agreement and (ii) after the Top-Up Shares have been issued, the Investor may sell such limited number of Purchased Securities during the Lock-Up Term necessary to generate the amount of net proceeds to the Investor needed for the Investor’s payment of U.S. taxes or estimated taxes (as applicable) that are due as a result of the issuance of the Purchased Securities to the Investor under the Purchase Agreement; subject in all cases to compliance with applicable securities laws including, without limitation, Rule 144 under the Securities Act.

3.2 Certain Tender Offers. Subject to the restrictions set forth in Section 3.3 hereof, this Section 3 shall not prohibit or restrict any Disposition of the Purchased Securities by the Standstill Parties into (i) a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer) or (ii) an issuer tender offer by the Company.

3.3 Sale Limitations. Until the expiration or earlier valid termination of the License Agreement, subject to the restrictions set forth in Section 3.1 hereof, the Investor agrees that, except for any Disposition of the Purchased Securities by the Investor to a Permitted Transferee in accordance with the terms hereof or to the Company and Dispositions contemplated under Section 3.2, it shall not, and shall cause its Affiliates not to, Dispose of any of the Purchased Securities or Shares of Then Outstanding Common Stock and/or Common Stock Equivalents (for the avoidance of doubt, other than as a result of a Change of Control of the Investor) at any time to any Person that such Investor or Affiliate knows (after a reasonable inquiry in a private placement) is a Competitor.

3.4 Offering Lock-Up. Until the expiration or earlier valid termination of the License Agreement, the Investor shall, if requested by the Company and an underwriter of Common Stock of the Company in connection with any public offering involving an underwriting of Common Stock or Common-Stock Equivalents of the Company (whether such public offering takes place before or after the expiration of the Lock-Up Term), agree not to Dispose of any Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents for a specified period of time immediately following the launch of such offering, such period of time not to exceed ninety (90) days following the pricing of such offering (a “Lock-Up Agreement”), provided that all officers and directors of the Company are subject to substantially similar restrictions, and provided, further, that such Lock-Up Agreement shall not restrict the Investor’s ability to Dispose of any Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents in accordance with Section 3.2 during the Lock-Up Term. Any Lock-Up Agreement shall be in writing in a form reasonably satisfactory to the Company and the underwriter(s) in such offering. The Company may impose stop transfer instructions with respect to the Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents subject to the foregoing restrictions until the end of the Lock-Up Term. Any discretionary waiver or termination of the restrictions of any or all of such Lock-Up Agreements by the Company or the underwriters shall apply pro rata to the Investor based on the number of shares subject to such Lock-Up Agreements, excluding any waivers granted that fall within a customary de minimis exemption set forth in the associated Lock-Up Agreement.

4. Voting Agreement.

4.1 Voting of Securities. From and after the Initial Closing Date and until the date on which the Investor and any Permitted Transferees together beneficially own less than 5.0% of the Shares of Then Outstanding Common Stock (the “Voting Agreement Term”), the Investor shall, and shall cause any Permitted Transferees to, vote or execute a written consent with respect to the Purchased Securities, in the sole discretion of the Investor, in accordance with the recommendation of the Company’s Board of Directors on all matters; provided, however, that nothing in this Section 4.1 shall require the Investor to vote in favor of any amendment, transaction or issuance that would cause the Company to materially breach its obligations to Investor, in a manner that materially adversely affects the Investor, under the Purchase Agreement, the Pre-Funded Warrants or the License Agreement. In furtherance of this Section 4.1, the Investor hereby irrevocably appoints the Company and any individuals designated by the Company (such designated individuals to be limited to the President and Chief Executive Officer, Chief Financial Officer or Secretary of the Company), and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for the Investor, and in the name, place and stead of the Investor, to vote (or cause to be voted) in such manner as set forth in this Section 4.1 with respect to the Purchased Securities to which the Investor is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting (the “Irrevocable Proxy”); provided that, this Irrevocable Proxy shall only be effective and exercisable if, at any annual or special meeting of the stockholders of the Company and at any adjournments or postponements of any such meetings, the Investor (i) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (ii) fails to vote such voting securities in accordance with this Section 4.1, in each case at least five (5) Business Days prior to the date of such stockholders’ meeting. This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor-in-interest of the Investor and shall not be terminated by operation of law upon the occurrence of any event. This Irrevocable Proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the Investor which is inconsistent herewith. The Irrevocable Proxy shall terminate upon the expiration or termination of the Voting Agreement Term. The Investor shall cause any Permitted Transferee to promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of Exhibit B attached hereto, and irrevocably appoint the Company and any individuals designated by the Company, and each of them individually, with full power of substitution and resubstitution, as its attorney, agent and proxy to vote (or cause to be voted) such Purchased Securities of the Company as to which such Permitted Transferee is entitled to vote, in such manner as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem appropriate or desirable with respect to the matters set forth in this Section 4.1 (the “Permitted Transferee Irrevocable Proxy”). The Investor acknowledges, and shall cause any Permitted Transferees to acknowledge, that any such proxy executed and delivered shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, shall be irrevocable and binding on any successor-in-interest of such Permitted Transferee and shall not be terminated by operation of Law upon the occurrence of any event. Such proxy shall operate to revoke and render void any prior proxy as to any voting securities of the Company heretofore granted by such Permitted Transferee, to the extent it is inconsistent herewith. The Investor acknowledges and agrees that it shall be a condition to any proposed transfer of voting securities of the Company by the Investor to such Permitted Transferee that such Permitted Transferee execute and deliver to the Company a Permitted Transferee Irrevocable Proxy, and that any purported transfer shall be void and of no force or effect if such Permitted Transferee Irrevocable Proxy is not so executed and delivered at the closing of such transfer. Such proxy shall terminate upon the earlier of the expiration or termination of the Voting Agreement Term. The Investor acknowledges and agrees that it shall be a condition to any proposed transfer of voting securities of the Company by the Investor to any Permitted Transferee during the Voting Agreement Term that such Permitted Transferee shall agree in writing to be subject to and bound by all restrictions and obligations set forth in this Section 4.1.

In the event the Company’s stockholders are permitted to act by written consent, the Company and the Investor shall each negotiate in good faith with the other provisions as consistent as possible with the foregoing to govern the voting of the Investor’s and its Permitted Transferees’ Purchased Securities as closely as practicable to the foregoing.

4.2 Quorum. In furtherance of Section 4.1, the Investor shall be, and shall cause each of its Permitted Transferees to be, present in person or represented by proxy at all meetings of stockholders to the extent necessary so that all voting securities of the Company as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

5. Termination of Certain Rights and Obligations.

5.1 Termination of Standstill Period. Section 2 hereof shall terminate and have no further force or effect upon the earliest to occur of:

(a)	the date that is 30 days after the valid termination of the License Agreement if the License Agreement is terminated within three months prior to the Standstill Termination Date (as defined below);

(b)	18 months after the Initial Closing Date (the “Standstill Termination Date”);

(c)	the mutual written agreement of the Company and Investor;

(d)	a liquidation or dissolution of the Company;

(e)	the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

5.2 Termination of Lock-Up Term. Section 3.1 hereof shall terminate and have no further force or effect upon the earliest to occur of:

(a)	the date that is 30 days after the valid termination of the License Agreement if the License Agreement is terminated within three months prior to the Lock-Up Termination Date (as defined below);

(b)

the date is that is 360 days after the date of the License Agreement; provided however, that (A) 50% of the Purchased Securities will be released from the restrictions set forth under Section 3.1 hereof on the date that is 180 days after the date of the License Agreement, (B) an additional 25% of the Purchased Securities will be released from the restrictions set forth under Section 3.1 hereof on the date that is 270 days after the date of the License Agreement and (C) the remaining 25% of the Purchased Securities will be released from the restrictions set forth under Section 3.1 hereof on the date that is 360 days after the date of the License Agreement (such date, the “Lock-Up Termination Date”);

(c)	the mutual written agreement of the Company and Investor;

(d)	a liquidation or dissolution of the Company; and

(e)	the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

Notwithstanding the foregoing, if during the Lock-Up Term, the last reported closing price per share of the Common Stock on the Nasdaq Stock Market, is at least 100% greater than $11.00 (as adjusted for any stock split, combinations or similar adjustments effected after the date hereof) for at least ten Trading Days out of any 15-day consecutive Trading Day period, with all of such Trading Days occurring after the announcement of the data from the Phase 2 Clinical Trial (as defined in the License Agreement), then 25% of the Initial Closing Pre-Funded Warrant Shares will be automatically released from the restrictions contained in Section 3.1 hereof and may be sold by Investor in the public market, subject to compliance with applicable securities laws including, without limitation, Rule 144 under the Securities Act.

5.3 Termination of Voting Agreement Term. Section 4 shall terminate and have no further force or effect upon the earliest to occur of:

(a)	the expiration of the Standstill Period;

(b)	the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(c)	a liquidation or dissolution of the Company.

5.4 Termination of Agreement. This Agreement shall terminate and have no further force or effect upon any termination of the Purchase Agreement prior to the Initial Closing pursuant to Section 9.1 thereof.

5.5 Effect of Termination. No termination pursuant to any of Sections 5.1, 5.2, 5.3 or 5.4 hereof shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

6. Miscellaneous.

6.1 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction, including without limitation, to the extent mandatory principles of Delaware law apply. Except as set forth in Section 6.13, any action brought, arising out of, or relating to this Agreement shall be brought in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of said court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the state and federal courts sitting in the City of New York, Borough of Manhattan jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.3 hereof or in such other manner as may be permitted by Law, shall be valid and sufficient thereof.

6.2 Waiver. Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term except to the extent set forth in writing.

6.3 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit A attached hereto and shall be (i) delivered personally; (ii) sent by certified mail (return receipt requested), postage prepaid; or (iii) sent via a reputable nationwide overnight express courier service (signature required). Any such notice, instruction or communication shall be deemed to have been delivered (A) upon receipt if delivered by hand; (B) three (3) Business Days after it is sent by certified mail, return receipt requested, postage prepaid; or (C) one (1) Business Day after it is sent via a reputable nationwide overnight courier service. Either party may change its address by giving notice to the other party in the manner provided above; provided that notices of a change of address shall be effective only upon receipt thereof.

6.4 Entire Agreement. This Agreement, the Purchase Agreement and the License Agreement, in each case together with the schedules and exhibits thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties and supersede and terminate all prior agreements and understanding between the parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties.

6.5 Headings; Nouns and Pronouns; Section References. Headings and any table of contents used in this Agreement are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

6.6 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

6.7 Assignment. Except for an assignment of this Agreement or any rights hereunder by the Investor to a Permitted Transferee in accordance with the terms hereof, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (i) the prior written consent of the Company in the case of any assignment by the Investor; or (ii) the prior written consent of the Investor in the case of an assignment by the Company.

6.8 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, administrators and permitted assigns.

6.9 Counterparts. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

6.10 Third-Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

6.11 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.

6.12 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. The remedies set forth in this Agreement are cumulative of, and not in lieu of any remedies available to the Investor under the Purchase Agreement, the Pre-Funded Warrants or the License Agreement.

6.13 Specific Performance. The Company and the Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

6.14 No Conflicting Agreements. The Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its Affiliates shall, on or after the date of this Agreement, enter into any agreement that conflicts with the rights granted to the Company in this Agreement. The Company hereby represents and warrants to the Investor that it is not, as of the date of this Agreement, a party to, and agrees that it shall not, on or after the date of this Agreement, enter into any agreement or approve any amendment to its charter or by-laws or similar organizational documents of the Company with respect to its securities that conflicts with the rights granted to the Investor in this Agreement which have not expired or been terminated in accordance with the terms hereof. The Company further represents and warrants that the rights granted to the Investor hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

6.15 Acknowledgement of License Consideration. The parties acknowledge that the Securities issued pursuant to the Purchase Agreement were issued as material consideration for the rights granted under the License Agreement.

6.16 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Securities for research and development and other working capital purposes.

6.17 Disclosure. The parties hereto agree that the provisions of Section 9.5 of the License Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions contemplated by the Purchase Agreement and the License Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 9.5 of the License Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ASCENDANT HEALTH SCIENCES LTD.

By:
Name:
Title:

CUE BIOPHARMA, INC.

By:
Name:
Title:

[Signature Page to Investor Agreement]

EXHIBIT A

NOTICES

If to the Investor:

Ascendant Health Sciences Ltd.

Palm Grove Unit 4, 265 Smith Road,

George Town

Grand Cayman KY1-9006, Cayman Islands

Attention: Chief Executive Officer

with copies (which shall not constitute notice) to:

Greenberg Traurig, LLP

12830 El Camino Real

Suite 350

San Diego, CA 92130

Attention: John E. Wehrli, Esq.

Email: [**]

If to the Company:

Cue Biopharma, Inc.

40 Guest Street

Boston, Massachusetts 02135

Attention: Chief Executive Officer

Email: [**]

With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attention: Cynthia Mazareas

Caroline Dotolo

Email:   [**]; [**]

EXHIBIT B

FORM OF IRREVOCABLE PROXY

In order to secure the performance of the duties of the undersigned pursuant to Section 4 of the Investor Agreement, dated as of [_____], 2026 (the “Agreement”), by and between Cue Biopharma, Inc. (the “Company”) and Ascendant Health Sciences Ltd., the undersigned hereby irrevocably appoints the Company and any individual designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and resubstitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) in such manner as set forth in Section 4 of the Agreement with respect to all Purchased Securities, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting. This proxy is coupled with an interest, shall be irrevocable and binding on any successor-in-interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event. This proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the undersigned which is inconsistent herewith. Notwithstanding the foregoing, this irrevocable proxy shall be effective if, at any annual or special meeting of the stockholders of the Company (or any consent in lieu thereof) and at any adjournments or postponements of any such meetings, the undersigned (i) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (ii) fails to vote such voting securities in accordance with Section 4.1 of the Agreement, in each case at least five (5) Business Days prior to the date of such stockholders’ meeting. This proxy shall terminate upon the earlier of the expiration or termination of the Voting Agreement Term.

ASCENDANT HEALTH SCIENCES LTD.

By:
Name:
Title: